Exhibit 10.2

STOCK OPTION GRANT

This STOCK OPTION GRANT dated as of January 22, 2026 (the “Grant”) is delivered by Edgemode, Inc., a Nevada corporation (the “Company”) to EMM International Investments ltd, a company organized under the laws of Cayman Islands (the “Holder”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) has decided to make a stock option grant to Holder as part of the consideration pursuant to a Joint Venture Agreement dated January 22, 2026 even herewith by and between Blackberry AIF and the DC Estate Solutions Cayman Limited (the “Joint Venture Agreement”).

WHEREAS, the Holder is owned and controlled by Jose Mora (“Mora”) and Mora is the principal of Blackberry AIF.

WHEREAS, the Company owns a majority interest in DC Estate Solutions Cayman Limited and the Board has approved the grant of the options in connection with the Joint Venture Agreement.

NOW, THEREFORE, the parties to this Grant, intending to be legally bound hereby, agree as follows:

1.        Grant of Option. Subject to the terms and conditions set forth in this Grant the Company hereby grants to the Holder a non-qualified stock option (the “Option”) to purchase up to two hundred fifty million (250,000,000) shares of the Company’s common stock (the “Option Shares”), at an exercise price of USD $0.02 per share (the “Option Price”), in accordance with the terms of this Grant and the Joint Venture Agreement.

The Option Price is in excess of the closing price of the Company’s common stock as reported on the OTC Markets prior to the date of this Grant. The Option shall be exercisable as provided in Section 2 of this Grant.

The grant of this Option is made solely as part of the compensation and incentives provided under the Joint Venture Agreement and this Grant, and does not constitute an express or implied promise of employment, continued service, compensation other than as expressly provided, or any other benefit, nor shall it be construed to confer any right to remain in the employ of or to provide services to the Company.

2.        Exercisability of Option. The Option shall be a non-qualified stock option and, subject to the terms of this Grant shall be fully vested and exercisable in its entirety as of the date of this Grant.

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Notwithstanding any provision to the contrary, the Holder shall be entitled to exercise the Option at any time during the term of this Grant and, following the termination of the Joint Venture Agreement in the event such termination is caused by a Company “Event of Default,” as defined under the Joint Venture Agreement for such period and in such manner as may be specified in this Grant, notwithstanding that the Holder is no longer providing services.

The exercise of the Option at any time shall be subject to compliance with all applicable laws, regulations and the terms of this Grant and including any requirements related to tax withholding or other statutory obligations. Nothing in this Section shall be construed to limit the Holder’s right to request or pursue, where permitted by law, such tax planning or election strategies (including early exercise elections or other elections authorized by the relevant tax authorities) as may be beneficial to the Holder’s tax position, provided that notice of such elections is given to the Company.

3.        Term of Option.

(a)        Except as otherwise provided in this Section 3, the stated expiration date of the Option (the “Expiration Date”) shall be the earlier of: (i) five (5) years following the date of this Grant; or (ii) the termination of the Joint Venture Agreement.

(b)       Notwithstanding anything to the contrary in this Grant, if the Joint Venture Agreement is terminated due to a Company “Event of Default” and occurs prior to the Expiration Date, this Option shall remain exercisable by the Holder for a period equal to the earlier of: (i) the remainder of the Option’s term as set forth in paragraph (a) above; or (ii) five (5) years following the date of termination of the Joint Venture Agreement, provided that such period shall not extend beyond the five (5) year Expiration Date in paragraph (a)(i).

(c)        For the avoidance of doubt, if the Holder’s Options are not exercised prior to the Expiration Date, such Options shall thereupon expire and no longer be exercisable.

4.        Exercise Methods. Subject to the provisions of Sections 2 and 3 above, the Holder may exercise all or any portion of the Option at any time during the term of the Option by delivering written notice of intent to exercise to the Board in the form attached hereto as Exhibit A (or otherwise in a form acceptable to the Company), specifying the number of Option Shares to be exercised and the method of payment selected, as described below.

5.        Method of Payment. The Option may be exercised by payment of the aggregate exercise price as follows, subject to applicable legal requirements and, if applicable, approval by the Board or Committee: (i) in cash by check, bank draft or wire transfer; (ii) by delivery to the Company of previously owned shares of the Company’s common stock that are freely transferable and valued at fair market value on the date of exercise; (iii) by cashless exercise or through a broker-assisted exercise program approved by the Company, in which the exercise price and amounts due for withholding are satisfied through proceeds from the sale of Option Shares; (iv) by net exercise, whereby the Company reduces the number of Option Shares otherwise issuable by the Holder by an amount having an aggregate value not exceeding the total exercise price and applicable withholding taxes; or (v) by any combination of the foregoing methods.

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6.        Compliance with Laws and Approvals. The Company’s obligation to issue and deliver Option Shares upon exercise of the Option is subject to compliance with all applicable laws, rules, regulations, and such actions, approvals or opinions of counsel as the Company may deem necessary or advisable. The Company shall, to the extent practicable, provide the Holder with written notice in advance of any legal, regulatory or administrative requirements that might impede or delay the issuance of Option Shares in connection with an intended exercise.

7.        Withholding and Tax Matters. The Company may require the Holder to make adequate provision for any withholding obligations (including income tax, payroll tax or other statutory withholdings) arising with respect to the Option or the issuance of Option Shares upon exercise. In addition to other permitted methods, subject to Board approval, the Holder may elect to satisfy any such withholding obligations by having the Company withhold Option Shares up to an amount not exceeding the minimum statutory withholding tax liabilities.

8.        Representations. As a condition to any exercise of the Option, the Company may require the Holder to represent in writing that the Option Shares are being purchased for the Holder’s own account and not for distribution.

9.        Reservation of Common Stock.

(a)        The Company represents and warrants that, as of the date of this Grant, there are reserved out of the Company’s authorized and unissued shares of Common Stock a sufficient number of shares to satisfy the exercise of all Options granted under this Grant.

(b)        If at any time during the term of this Grant the number of shares of Common Stock then authorized but unissued and reserved for the Option grant is insufficient to satisfy the exercise of all outstanding options, the Company shall promptly take all action necessary (including calling meetings of shareholders and obtaining all required approvals) to increase its authorized and reserved shares of Common Stock so that the Option reserve meets the minimum required under Section 9(a) above.

(c)        The Company further agrees that all Option Shares issued upon due exercise of the Option shall, at the time of issuance and delivery, be duly authorized, validly issued, fully paid and non-assessable and shall entitle the Holder to all rights, privileges and benefits of a holder of Common Stock, including the right to receive dividends and distributions, if any, declared after the date of issuance.

10.    Adjustments. Subject to the provisions of this Section 10, the Option Price and the number of Option Shares subject to this Option shall be adjusted upon the occurrence of certain corporate actions affecting the Company’s Common Stock as described below, with the objective of preserving, as nearly as practicable, the Holder’s economic position immediately prior to such event.

(a)            Stock Dividends, Splits and Combinations. If the Company issues a stock dividend or distribution of additional shares of its Common Stock, or effects a subdivision (stock split), combination (reverse stock split), or similar recapitalization without receipt of consideration, the number and kind of Option Shares subject to the Option and the Option Price shall be equitably adjusted so that the aggregate fair market value of the Option immediately after the change remains substantially the same as immediately before the change. Such adjustments shall be made using a method consistent with standard market practice for equity-linked awards.

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(b)            Corporate Mergers, Reorganizations or Acquisitions. If a merger, consolidation, sale of substantially all assets, or reorganization of the Company occurs, the Holder shall be entitled, upon exercise of this Option after such event and to the extent this Option has not been previously exercised, to receive in lieu of the Option Shares immediately issuable prior to such event, the number and kind of securities, cash or property that a holder of the number of shares of Common Stock subject to this Option immediately prior to the event would have been entitled to receive upon consummation of such event, subject to adjustments as nearly equivalent as practicable to the adjustments otherwise permitted under this Section 10(b).

(c)            Other Corporate Actions. In the event of any recapitalization, reclassification, spin-off, rights offering, special dividend (other than regular dividends), or other corporate action affecting the Common Stock, appropriate adjustments shall be made to the Option Price and number of Option Shares so that the Holder’s economic position is preserved to the fullest extent practicable. Any such adjustment shall be made in a manner consistent with prevailing market practice for similar equity awards.

(d)            Determination, Notice and Documentation. Upon the occurrence of any event requiring adjustment under this Section 10, the Board shall promptly determine the adjustments to be made, apply generally recognized valuation principles, and notify the Holder in writing of such adjustment, including a detailed calculation showing the method used.

(e)            No Other Rights Conferred. Notwithstanding any adjustment hereunder, the Holder shall not be entitled to any payment for dividends or other rights as a result of any corporate action except as adjusted in accordance with this Section 10.

11.    No Employment or Other Rights. The grant of the Option and the Joint Venture Agreement shall not confer upon the Holder any right to be retained in the employ or service of the Company, nor shall it limit the right of either the Company or the Holder to terminate the Joint Venture Agreement at any time, with or without cause. Notwithstanding the foregoing, the Holder’s rights with respect to any Options shall survive termination of any service relationship and shall remain exercisable in accordance with the terms of this Grant and the Joint Venture Agreement.

12.    No Shareholder Rights Prior to Exercise. The Holder (and any person entitled to exercise the Holder’s rights in the event of the Holder’s death or incapacity) shall not have any rights or privileges of a shareholder with respect to the Option Shares subject to the Option until the Holder duly exercises the Option and the Option Shares are issued and recorded in the Company’s register of members. Upon such issuance, the Holder shall be entitled to all rights, privileges and benefits of a holder of Common Stock, including the right to receive dividends and distributions declared after the date of such issuance, subject to applicable law and the Company’s organizational documents.

13.    Assignment and Transfers.  The rights and interests of the Holder under this Grant may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Holder, by will or by the laws of descent and distribution. In the event of any attempt by the Holder to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Grant, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Holder, and the Option and all rights hereunder shall thereupon become null and void.

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14.    Applicable Law.  The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the conflicts of laws provisions thereof and venue and jurisdiction shall be governed by the Joint Venture Agreement.

15.    Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at the at the address provided under the Joint Venture Agreement, and any notice to the Holder shall be addressed to Holder at the address provided under the Joint Venture Agreement, or to such other address as either party may designate to the other party in writing. Any notice shall be delivered by hand, sent by e-mail or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement effective as of the date above.

EDGEMODE, INC.

By: /s/ Charles Faulkner
Name: Charles Faulkner
Its: CEO

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EXHIBIT A

NOTICE OF EXERCISE OF STOCK OPTION

Date __________________________

Edgemode, Inc.

Re: Exercise of Stock Option Grant

Gentlemen:

Subject to acceptance hereof in writing by Edgemode, Inc. (the “Company”), the undersigned hereby elects to exercise options granted to the undersigned to purchase ________ shares of the Company’s common stock under the Stock Option Grant dated _______________, 2026 (the “Option”), at $______ per share (subject to adjustment as provided in the Stock Option Grant).

The undersigned is exercising the Option as a: [please check the appropriate box]

☐          “Cash Exercise”; or

☐          “Cashless Exercise.”

If the Option is being exercised on a cash basis, enclosed is a check or wire transfer confirmation in the amount of $___________, representing the full purchase price, payable to the Company’s order. If applicable, the undersigned has also enclosed a check payable to the Company representing payment of applicable withholding taxes. If the Option is being exercised on a cashless basis, the Company shall deliver to the undersigned such number of Option Shares as it may be entitled pursuant to the provisions of Section 5 of the Option, together with the detail of such calculation as agreed upon by the Company.

The undersigned is an “accredited investor” as defined under the Securities Act.

As soon as the Option Shares are registered in Book Entry in the name of the undersigned name, please deliver it to me at the following address: ________________________________.

Very truly yours,

EMM International Investments ltd.

_____________________
Name:
Its:

AGREED TO AND ACCEPTED:

this ____ day of _________, 20__

Edgemode, Inc.

By: _______________________________

Name:

Its:

Exhibit A to Warrant

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